Exhibit 5.1

                                  June 15, 2004

TOR Minerals International, Inc.
722 Burleson
Corpus Christi, Texas 78102

         Re:      Registration Statement on Form S-3 (No. 333-114483)

Ladies and Gentlemen:

         We have acted as counsel to TOR Minerals International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the sale by certain stockholders of the Company of up to 3,376,316 presently outstanding shares of the Company's common stock, par value $0.25 per share ("Common Stock"), pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Act.

         This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         In rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(1) the Registration Statement (together with the prospectus), (2) the Certificate of Incorporation of the Company, as amended, (3) the Bylaws of the Company, as amended (4) resolutions, minutes and records of the corporate proceedings of the Company with respect to the issuance of the shares of Common Stock and (5) such other documents and instruments as this firm has deemed necessary for the expression of these opinions. In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified, conformed or photostatic copies. As to various questions of fact material to this opinion letter, and as to the content and form of the Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, this firm is of the opinion that the shares of Common Stock are validly issued, fully paid and non-assessable.

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TOR Minerals International, Inc.
June 15, 2004
Page 2



         This firm hereby consents to the filing of this opinion letter as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, this firm does not admit that it comes within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.



                                 Very truly yours,


                                 /s/ Jenkens & Gilchrist
                                 -----------------------
                                 Jenkens & Gilchrist, a Professional Corporation